UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 19, 2023
Date of Report (Date of earliest event reported)

Flotek Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-13270	90-0023731
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
8846 N. Sam Houston Parkway W.,
Houston, TX 77064
(Address of principal executive office and zip code)

(713) 849-9911
(Registrant’s telephone number, including area code)

(Not applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Exchange on which registered
Common Stock, $0.0001 par value	FTK	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(b) Departure of Chief Executive Officer and President

On January 19, 2023, Flotek Industries, Inc. (the “Company”) announced the departure of John W. Gibson, Jr. from his role as Chief Executive Officer and President of the Company, effective January 19, 2023 (the “Effective Date”). Mr. Gibson will also be stepping down from his role as Chairman of the Board of Directors (the “Board”) of the Company. For purposes of Section 5(c) of his existing employment agreement with Company, dated effective as of December 22, 2019 (filed as Exhibit 10.1 to the Company’s Form 8-K filed on December 27, 2019, the “Gibson Employment Agreement”), Mr. Gibson’s departure will be treated as a termination without cause.

In connection with his separation, the Company and Mr. Gibson have entered into a Separation Agreement and General Release (the “Separation Agreement”), attached hereto as Exhibit 10.1 and incorporated herein by reference, pursuant to which Mr. Gibson will receive $1,500,000 as consideration to settle any disputes between the parties, including any and all claims and controversies arising out of Mr. Gibson’s employment relationship with the Company, any disputes regarding alleged oral promises made to Mr. Gibson, any disputes regarding his post-termination benefits, and any disputes related to his equity grants. Under the Separation Agreement, the $1,500,000 settlement payment will be made in four installments, with the first installment of $600,000 payable upon the 8th calendar day following Mr. Gibson’s signing of the Separation Agreement, provided he does not revoke the Separation Agreement’s ADEA release (which is revocable within seven days of signing the Separation Agreement). The remainder of the settlement payment is payable in three equal installments on the successive monthly anniversary dates of the first installment. As part of the settlement, Mr. Gibson has agreed to forfeit all of his outstanding options and unvested restricted stock units. In addition, Mr. Gibson has agreed to a six-month lock up period with respect to 250,000 shares of common stock owned by Mr. Gibson, which will prohibit Mr. Gibson from selling those shares during the lock up period. Consistent with the Gibson Employment Agreement, the Company will reimburse Mr. Gibson for his COBRA premiums paid and provide access to the Company’s Group Health Plan through December 31, 2024. As part of the settlement, under the Separation Agreement Mr. Gibson will remain subject to customary restrictive covenants for 12 months following the separation (including non-competition and non-solicitation covenants). Mr. Gibson will also agree to maintain the confidentiality of proprietary company information, intellectual property and trade secrets. Additionally, the Separation Agreement includes a full release of claims by Mr. Gibson in favor of the Company and customary non-disparagement protection.

Mr. Gibson’s departure as Chairman of the Board, Chief Executive Officer and President of the Company was not due to any disagreement with the Company or any matter relating to the Company’s operations, policies or practices.

(c) Appointment of Interim Chief Executive Officer

The Board has an active search process underway to select a permanent Chief Executive Officer of the Company. During the transition period, Harsha V. Agadi, who has served as a member of the Board since July 2020, will serve as the Company’s interim Chief Executive Officer.

Mr. Agadi, age 60, served as Chief Executive Officer and Board Member of Crawford and Co, a publicly traded insurance claims company. Prior to that, he served as Chief Executive Officer of Friendly’s Ice Cream Corporation and Church’s Chicken, Inc., among other private and public companies. He also served as Chairman of the Board for several of these companies. Currently, Mr. Agadi is the Chairman of GHS Holdings, LLC and serves on the board of Diversified Foodservice Supply, Inc. He is also Chairman of the SKSVMA College of Engineering and Agadi Sunrise Hospital Private Limited in India.

Pursuant to an employment agreement between Mr. Agadi and the Company (the “Agadi Interim Employment Agreement”), attached hereto as Exhibit 10.2 and incorporated herein by reference, the Compensation Committee of the Company and the Board have approved compensation for Mr. Agadi for his service as interim Chief Executive Officer. Mr. Agadi will be entitled to a salary of $50,000 per month in this interim role. Pursuant to the Agadi Interim Employment Agreement and an associated Stand-Alone Restricted Stock Unit Award Agreement (attached hereto as Exhibit 10.3 and incorporated herein by reference), Mr. Agadi will also receive a one-time grant of restricted stock units valued at $150,000.

There are no family relationships between Mr. Agadi and any Company director or executive officer, and no arrangements or understandings between Mr. Agadi and any other person pursuant to which he was selected as an officer. Mr. Agadi is not a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K.

In addition to Mr. Agadi’s appointment as interim Chief Executive Officer, the Company also announced the promotion of Ryan Ezell, the Company’s Chief Operating Officer, to President of the Company, effective January 20, 2023.

Prior to his appointment as President, Dr. Ezell, age 44, has held various roles with Company, including as Chief Operating Officer since March 2022, President, Chemistry Technologies since August 2020, Senior Vice President, Operations from March 2020 to August 2020, and Vice President, Operations from August 2019 to March 2020. Prior to joining the Company, Dr. Ezell served as Vice President, Baroid Drilling Fluids for Halliburton from May 2006 to July 2019. Mr. Ezell holds a Ph.D in Polymer Science from the University of Southern Mississippi and a B.S. in Chemistry from Millsaps College.

Dr. Ezell’s promotion will not result in any increase to annual base salary or any additional equity awards. No changes were made to Dr. Ezell’s existing employment agreement, which was filed as Exhibit 10.1 to the Company’s Form 8-K filed on January 6, 2021. A description of Dr. Ezell’s employment agreement is also included in the Company’s Definitive Proxy Statement for the 2022 Annual Meeting of Shareholders, filed with the Securities and Exchange Commission on April 29, 2022.

There are no family relationships between Dr. Ezell and any Company director or executive officer, and no arrangements or understandings between Dr. Ezell and any other person pursuant to which he was selected as an officer. Mr. Agadi is not a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure

On January 19, 2023, the Company issued a press release announcing the departure of Mr. Gibson, the appointment of Mr. Agadi as interim Chief Executive Officer, the appointment of Mr. Nierenberg as the Non-Executive Chairman of the Board, and the promotion of Ryan Ezell as President of the Company. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

As a result of Mr. Agadi’s appointment as interim Chief Executive Officer and Mr. Nierenberg’s appointment as Non-Executive Chairman, the Board has also made various committee reassignments. Effective as of January 20, 2023, the membership of the Audit, Compensation and Governance & Nominating Committees of the Board shall be composed as follows:

•Audit Committee: Lisa Mayr (Chair), David Nierenberg, Evan Farber

•Compensation Committee: Michael Fucci (Interim Chair), Evan Farber, Lisa Mayr

•Governance & Nominating Committee: Evan Farber (Chair), Lisa Mayr, David Nierenberg

The information furnished pursuant to Item 7.01 of this Current Report on 8-K and in Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act, is not subject to the liabilities of that section and is not deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

Item 9.01.    Financial Statements and Exhibits

    (d)    Exhibits.

Exhibit Number	Description
10.1	Separation Agreement and General Release, dated January 19, 2023, between the Company and John Gibson
10.2	Employment Agreement, dated January 19, 2023, between the Company and Harsha Agadi
10.3	Stand-Alone Restricted Stock Unit Award Agreement
99.1	Press Release of Flotek Industries, Inc.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOTEK INDUSTRIES, INC.

Date: January 19, 2023	/s/ Nicholas J. Bigney
	Name:	Nicholas J. Bigney
	Title:	Senior Vice President, General Counsel & Chief Compliance Officer